UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2013

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 13, 2013, the Board of Directors (the “Board”) of Susquehanna Bank, the banking subsidiary of Susquehanna Bancshares, Inc. (“Susquehanna”) approved the consolidation of 16 branch locations into other Susquehanna Bank branches. Given the changing landscape of retail banking driven by the introduction of new technologies to service our customers, Susquehanna conducted a review of its over 250 branches in an effort to create a more efficient and profitable branch delivery channel and to free up resources for alternative investments with higher rates of return. This review culminated in the approval of the consolidations by the Board.

The consolidations, which will result in the transfer of deposits, employees and other branch resources to other nearby Susquehanna Bank branches, is expected to occur in the fourth quarter of 2013.

Susquehanna estimates that the total amount of costs to be incurred in connection with the consolidation process will be approximately $9 to $12 million, net of liabilities currently recognized, and these charges are expected to be recognized predominately in the fourth quarter of 2013. Approximately $3 to $4 million of the total charge will be incurred in connection with a shortened useful life of premises and equipment and approximately $6 to $8 million of the total charge will be incurred for contract termination costs. The gross cash payments that Susquehanna expects to make will be $8 to $10 million. Susquehanna expects the net benefit of the consolidations to exceed the costs incurred within 2 years.

Forward-Looking Statements.

Certain statements in this document may be considered to be “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, such as statements that include the words “expect,” “estimate,” and similar expressions or variations on such expressions. In particular, this document includes forward-looking statements relating, but not limited to, expectations regarding the timing of the consolidation of branches; expectations regarding the amount of expenses to be incurred in connection with the consolidation of branches; and our ability to achieve aggregate cost-savings over a 2 year period. Such statements are subject to certain risks and uncertainties. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this document include, but are not limited to: (1) the inability to maintain actual expenditures in line with those that have been estimated; (2) the inability to recognize certain cost savings as rapidly as anticipated; (3) our success in completing the consolidation on the proposed timeline; (4) our success in managing the risks involved in the foregoing; and (5) other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 27, 2013.

We encourage readers of this report to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. We do not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Drew K. Hostetter
Drew K. Hostetter
Executive Vice President and Chief Financial Officer

Dated: May 15, 2013